UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2023

FAST Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-40214	86-1258014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 Old Branchville Road

Ridgefield, CT 06877

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 956-1969

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-quarter of one redeemable warrant	FZT.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	FZT	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	FZT WS	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 3, 2023, FAST Acquisition Corp. II (the “Company”) held a special meeting of stockholders (the “Stockholder Meeting”). At the Stockholder Meeting, a total of 22,674,553 (or 81.586%) of the Company’s issued and outstanding shares of Class A common stock and Class B common stock held of record as of February 7, 2023, the record date for the Stockholder Meeting, were present either in person or by proxy, which constituted a quorum. The Company’s stockholders voted on the following proposals at the Stockholder Meeting, each of which were approved. The final vote tabulation for each proposal is set forth below.

Proposal 1. To approve and adopt an amendment to the Company’s amended and restated certificate of incorporation to (i) change the date by which the Company must consummate a business combination from March 18, 2023 to June 18, 2023, and (ii) to allow the Company, without another stockholder vote, by resolution of the Company’s board, to elect to further extend this date in one-month increments, up to four additional times (the “Extension Amendment Proposal”).

For	Against	Abstained
22,098,829	575,724	0

Proposal 2. To approve and adopt an amendment to the Company’s amended and restated certificate of incorporation to provide for the right of a holder of Class B common stock of the Company to convert into Class A common stock on a one-for-one basis prior to the closing of a business combination at the election of the holder (the “Founder Share Amendment Proposal”).

For	Against	Abstained
22,098,885	350,664	225,004

Proposal 3. To approve and adopt an amendment to the Company’s amended and restated certificate of incorporation to delete: (i) the limitation that the Company shall not consummate a business combination if it would cause the Company’s net tangible assets to be less than $5,000,001; and (ii) the limitation that the Company shall not redeem public shares that would cause the Company’s net tangible assets to be less than $5,000,001 following such redemptions (the “Redemption Limitation Amendment Proposal”).

For	Against	Abstained
22,098,875	350,674	225,004

As there were sufficient votes to approve the Extension Amendment Proposal, the Founder Share Amendment Proposal and the Redemption Limitation Amendment Proposal, shareholder action on a fourth proposal, to approve the adjournment of the Stockholder Meeting, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes to approve the Extension Amendment Proposal, Founder Share Amendment Proposal, or Redemption Limitation Amendment Proposal, was not required and the Company did not call the vote on that proposal.

In connection with the stockholders’ vote at the Stockholder Meeting, 15,098,178 shares of the Company’s issued and outstanding Class A common stock were tendered for redemption.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAST ACQUISITION CORP. II

By:	/s/ Garrett Schreiber
	Name:	Garrett Schreiber
	Title:	Chief Financial Officer

Dated: March 3, 2023

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